As filed with the Securities and Exchange Commission on August 8, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	84-1477939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 Hillcrest Avenue Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Hilltop Holdings Inc. Employee Stock Purchase Plan

(Full title of the plan)

Corey G. Prestidge
Executive Vice President, General Counsel & Secretary
6565 Hillcrest Avenue
Dallas, Texas 75205

(Name and address of agent for service)

(214) 855-2177

(Telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel Matthew L. Fry
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Telephone: (214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Hilltop Holdings Inc. (the “Company,” “we,” “our” or “us”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering additional shares of our common stock, par value $0.01 (“Common Stock”), under the Hilltop Holdings Inc. Employee Stock Purchase Plan (the “ESPP”), which shares of Common Stock are in addition to the shares of Common Stock registered on our Registration Statement on Form S-8 (File No. 333-240090) filed with the Commission on July 24, 2020 (the “Prior Form S-8”). The contents of the Prior Form S-8 are incorporated by reference into this Registration Statement pursuant to General Instruction E, except that the provisions contained in Part II of the Prior Form S-8 are modified as set forth in this Registration Statement.

The Company is filing this Registration Statement to register an additional 800,000 shares of Common Stock authorized for issuance under the terms and conditions of the ESPP pursuant to the First Amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan, as approved at the annual meeting of the Company’s stockholders on July 21, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission, excluding any information in a report or document that is furnished and not deemed “filed” pursuant to applicable rules and regulations of the Commission:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the consolidated financial statements and related notes thereto, filed with the Commission on February 15, 2022 (the “Annual Report”);

(b)	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 2, 2022, that were incorporated by reference into the Annual Report;

(c)	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on April 25, 2022, and for the quarterly period ended June 30, 2022, filed with the Commission on July 25, 2022;

(d)	our Current Reports on Form 8-K filed with the Commission on January 27, 2022 (solely with respect to Item 8.01), April 5, 2022, April 21, 2022 (solely with respect to Item 8.01), July 21, 2022 (solely with respect to Item 8.01) and July 22, 2022; and

(e)	the description of our Common Stock, which is contained in the Description of Securities filed as Exhibit 4.7 to the Annual Report.

All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description
4.1	Form of Certificate of Common Stock of Hilltop Holdings Inc. (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-31987) and incorporated herein by reference).

4.2	Corporate Charter Certificate of Notice, dated June 6, 2005 (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-125854) and incorporated herein by reference).

4.3	Indenture, dated as of April 9, 2015, by and between Hilltop Holdings Inc. and U.S. Bank National Association, as Trustee, including form of notes (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 9, 2015 (File No. 001-31987) and incorporated herein by reference).

4.4	Indenture, dated as of November 22, 2019, by and between Hilltop Securities Inc. and The Bank of New York Mellon, as indenture trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2019 (File No. 001-31987) and incorporated herein by reference).

4.5.1	Indenture, dated as of December 6, 2019, by and between Hilltop Securities Inc. and The Bank of New York Mellon, as indenture trustee (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 11, 2019 (File No. 001-31987) and incorporated herein by reference).

4.6.1	Indenture, dated as of May 11, 2020, between Hilltop Holdings Inc., as Issuer, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2020 (File No. 001-31987) and incorporated herein by reference).

4.6.2	First Supplemental Indenture, dated as of May 11, 2020, between Hilltop Holdings Inc., as Issuer, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 13, 2020 (File No. 001-31987) and incorporated herein by reference).

4.6.3	Second Supplemental Indenture, dated as of May 11, 2020, between Hilltop Holdings Inc., as Issuer, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 13, 2020 (File No. 001-31987) and incorporated herein by reference).

4.6.4	Form of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 (filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on May 13, 2020 (File No. 001-31987) and incorporated herein by reference).

4.6.5	Form of 6.125% Fixed-to-Floating Rate Subordinated Notes due 2035 (filed as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on May 13, 2020 (File No. 001-31987) and incorporated herein by reference).

5.1*	Opinion of Venable LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Venable LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1	Hilltop Holdings Inc. Employee Stock Purchase Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed July 24, 2020 (File No. 333-240090) and incorporated herein by reference).

99.2	First Amendment to Hilltop Holdings Inc. Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 22, 2022 (File No. 001-31987) and incorporated herein by reference).

107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on August 8, 2022.

HILLTOP HOLDINGS INC. (Registrant)

By:	/s/ COREY G. PRESTIDGE
Name: Corey G. Prestidge
Title: Executive Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeremy B. Ford and Corey G. Prestidge as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Capacity in which Signed	Date

/s/ JEREMY B. FORD	President, Chief Executive Officer and Director	August 8, 2022
Jeremy B. Ford	(Principal Executive Officer)

/s/ William B. Furr	Chief Financial Officer	August 8, 2022
William B. Furr	(Principal Financial Officer)

/s/ KEITH E. BORNEMANN	Executive Vice President, Chief Accounting Officer	August 8, 2022
Keith E. Bornemann	(Principal Accounting Officer)

/s/ Rhodes Bobbitt	Director	August 8, 2022
Rhodes Bobbitt

/s/ TRACY A. BOLT	Director	August 8, 2022
Tracy A. Bolt

/s/ J. TAYLOR CRANDALL	Director	August 8, 2022
J. Taylor Crandall

/s/ HILL A. FEINBERG	Director	August 8, 2022
Hill A. Feinberg

/s/ GERALD J. FORD	Chairman of the Board	August 8, 2022
Gerald J. Ford

Director
J. Markham Green

/s/ William T. Hill, Jr.	Director	August 8, 2022
William T. Hill, Jr.

Director
Charlotte Jones

Director
Lee Lewis

Director
Andrew J. Littlefair

/s/ THOMAS C. NICHOLS	Director	August 8, 2022
Thomas C. Nichols

Director
W. Robert Nichols, III

/s/ KENNETH D. RUSSELL	Director	August 8, 2022
Kenneth D. Russell

Director
A. Haag Sherman

/s/ JONATHAN S. SOBEL	Director	August 8, 2022
Jonathan S. Sobel

/s/ ROBERT TAYLOR, JR.	Director	August 8, 2022
Robert Taylor, Jr.

Director
Carl B. Webb